Exhibit 99.1

Mechanical Technology, Incorporated Announces Pricing of Public Offering of Common Stock

ALBANY, N.Y., April 27, 2021 – Mechanical Technology, Incorporated (“MTI” or the “Company”), (NASDAQ: MKTY), the parent company of MTI Instruments, Inc. (“MTI Instruments”) and EcoChain, Inc. (“EcoChain”), a cryptocurrency mining business powered by renewable energy, announced today the pricing of its firm commitment underwritten public offering of 2,419,355 shares of its common stock, together with accompanying warrants to purchase up to 604,839 shares of common stock.

Each share of common stock will be sold in combination with an accompanying warrant to purchase .25 of one share of common stock issued for each share of common stock sold. The combined offering price to the public of each share of common stock and accompanying warrant is $6.20. The warrant will have an initial exercise price of $8.24 per share, will be immediately exercisable and will have a term of five years from the date of issuance.

The gross proceeds to MTI from this offering are expected to be approximately $15 million, before deducting underwriting discounts and other offering expenses payable by MTI. Additionally, MTI has granted the underwriter a 45-day option to purchase up to an additional 362,903 shares of its common stock, together with accompanying warrants to purchase up to 90,726 shares of common stock at the public offering price. All of the securities are being sold by MTI to the underwriters in the offering, who have agreed to purchase all of such securities. The offering is expected to close on or about April 29, 2021, subject to customary closing conditions.

MTI intends to use the net proceeds from this offering, together with other available funds, to fund for the acquisition, development and growth of data centers, including cryptocurrency mining processors, other computer processing equipment, data storage, electrical infrastructure, software and real property (i.e. land and buildings) and business, product line or asset acquisitions related to MTI Instruments, as well as for working capital and other general corporate purposes.

Univest Securities, LLC is acting as the sole book running manager for this offering.

###

About MTI

MTI is the parent company of MTI Instruments, Inc. and EcoChain, Inc. Through EcoChain, MTI is developing cryptocurrency mining facilities powered by renewable energy that integrate with the blockchain network. Through MTI Instruments, MTI is engaged in the design, manufacture and sale of test and measurement instruments and systems that use a comprehensive array of technologies to solve complex, real world applications in numerous industries, including manufacturing, electronics, semiconductor, solar, commercial and military aviation, automotive and data storage. For more information about MTI, please visit  https://www.mechtech.com.

About Univest Securities, LLC

Registered with FINRA since 1994, Univest Securities, LLC provides a wide variety of financial services to its institutional and retail clients globally including brokerage and execution services, sales and trading, market making, investment banking and advisory, wealth management. It strives to provide clients with value-add service and focuses on building long-term relationship with its clients. For more information, please visit: www.univest.us

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this communication, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company's business strategy. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company's ability to implement its long range business plan for various applications of its technology; the Company's ability to enter into agreements with any necessary partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company's technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.

Contact Information:

Jess Olszowy

jolszowy@mtiinstruments.com

Investor Relations:

Kirin Smith, President

PCG Advisory, Inc.

646.823.8656

Ksmith@pcgadvisory.com

# # #